Exhibit 99.1

CSX CALLS SPECIAL MEETING IN LIGHT OF EXTRAORDINARY MANTLE RIDGE AND HUNTER HARRISON REQUESTS

JACKSONVILLE, Fla. – Feb. 14, 2017 – CSX Corporation (NASDAQ: CSX) today announced that its Board of Directors has called a special meeting of shareholders to seek shareholder guidance on certain extraordinary requests of Mantle Ridge and Hunter Harrison.

On January 18, 2017, Mantle Ridge advised CSX that Mantle Ridge had recently become a CSX shareholder owning less than 5 percent of the Company’s stock. Mantle Ridge also advised CSX that Mr. Harrison had terminated his employment with Canadian Pacific that day, was working with Mantle Ridge on an exclusive basis and would be eager to become CEO of CSX. CSX had been engaged in CEO succession discussions and was planning to make an announcement. In light of Mr. Harrison’s notable experience and accomplishments, however, the CSX Board quickly engaged in extensive discussions with Mr. Harrison and Mantle Ridge, including by inviting Mr. Harrison and Mantle Ridge to present to and engage in dialogue with the full CSX Board during a meeting which lasted more than five hours.

In the course of these discussions, Mantle Ridge consistently requested first, that it receive substantial representation on the CSX Board, and second, that Mr. Harrison be engaged immediately as CEO of CSX on terms dictated by Mantle Ridge and Mr. Harrison. It became apparent that CSX would be unable to retain Mr. Harrison unless it acceded to Mantle Ridge’s requests with respect to the composition of the CSX Board and the governance of CSX, in addition to agreeing to Mr. Harrison’s terms of employment at a total cost which CSX estimates to exceed $300 million.

Since engaging in discussions, CSX has made several proposals to Mr. Harrison and Mantle Ridge, including proposing the following in February 6 letters to Mr. Harrison and Mantle Ridge, which letters are reproduced herein and summarized below:

•	Mr. Harrison would be appointed as CEO of CSX with compensation that fully reflects Mr. Harrison’s experience and accomplishments, replacing Michael Ward, who would retire as Chairman and CEO;

•	Mr. Harrison, Paul Hilal (the CEO of Mantle Ridge) and three other individuals (to be mutually agreed) would be appointed to the CSX Board;

•	Four incumbent CSX directors would retire over the next three years;

•	Chairman of the Board and composition of committees would be determined by the newly constituted CSX Board; and

•	There would be no standstill agreement between CSX and Mantle Ridge.

CSX’s proposals have not been accepted by Mr. Harrison and Mantle Ridge. Based on subsequent discussions and receipt of a proposed employment agreement for Mr. Harrison, CSX believes that the following represent Mantle Ridge’s and Mr. Harrison’s current demands:

•	With respect to matters relating to Mr. Harrison’s employment:

o	CSX estimates that the aggregate value of the compensation package requested by Mr. Harrison and Mantle Ridge, including the requested reimbursement and tax indemnity, exceeds $300 million. The details are summarized below.

o	CSX would pay $84 million to fund Mr. Harrison’s obligation to reimburse Mantle Ridge for compensation and benefits he chose to forego at Canadian Pacific, which Mantle Ridge had previously agreed to cover, and would assume a related tax indemnity provided by Mantle Ridge to Mr. Harrison. Mantle Ridge has described the cost of the tax indemnity to be “as much as a few tens of millions” of dollars. CSX would also reimburse Mantle Ridge for a $2 million annual consulting agreement with Mr. Harrison.

o	CSX would enter into a four-year employment agreement with Mr. Harrison providing, among other things, an immediate equity award, such as an option, covering 1% of CSX’s outstanding common stock, at least half of which would not be subject to performance measures of any kind and would vest upon Mr. Harrison’s death or disability, his resignation for “good reason” or his termination for poor performance, subject to performance metrics on the performance portion of the award. The proposed employment agreement provided by Mr. Harrison includes as an illustrative example a stock option with a present value, as stated in the proposed agreement, of $159.5 million.

o	Mr. Harrison would also receive an annual base salary of $2.2 million, a target bonus of 120% of base salary, with a minimum bonus of $2.64 million for 2017, extensive benefits and severance protections as well as housing in Jacksonville, Fl., and be eligible to participate in CSX’s incentive programs, including long-term incentive programs. The average nominal value of the long-term incentive awards granted to CSX’s CEO during the last three years was approximately $7.67 million per year.

o	The proposed employment agreement omits customary non-compete and employee non-solicit covenants. The proposed employment agreement also would require CSX to assume responsibility for non-compete and employee non-solicit obligations owed by Mr. Harrison to Canadian Pacific, which could restrict CSX’s conduct, including the entry into potential mergers.

o	Mr. Harrison has declined CSX’s request that an independent physician designated by the CSX Board conduct a pre-hire review of Mr. Harrison’s medical records.

•	With respect to governance matters, Mantle Ridge has insisted that:

o	Mr. Ward would retire as CEO and Chairman immediately.

o	Mantle Ridge would designate six of fourteen directors on the reconstituted CSX Board, including Mr. Hilal and Mr. Harrison.

o	Three incumbent CSX directors, in addition to Mr. Ward, would retire from the CSX Board effective as of CSX’s 2017 annual meeting, and Edward J. Kelly, III, CSX’s Presiding Director, would retire from the CSX Board in 2018, leaving at that point seven incumbent CSX directors. Director John Breaux would be ineligible to stand for reelection, under CSX’s current director age limitations, after CSX’s 2018 annual meeting. At that time, the number of incumbent CSX directors would drop from seven to six.

o	Mr. Kelly would serve as Chairman of CSX for one year, with Mr. Hilal as Vice Chairman. Mr. Hilal would succeed Mr. Kelly as Chairman.

o	Mantle Ridge would select the Chairs of CSX’s Compensation Committee and Governance Committee, and would have “heavy” representation on these committees and representation on all other CSX committees.

o	To account for Mr. Harrison’s age, CSX would amend its bylaws to permit any director who is younger than the current director age limitation (i.e., 75 years of age) when first elected to continue to serve as a director for up to five consecutive one-year terms.

CSX’s Board has concerns with Mr. Harrison’s and Mantle Ridge’s proposals.

•	First, the CSX Board believes that the governance requests would grant effective control of CSX to a less than 5% shareholder, which would be receiving additional benefits from CSX that may substantially exceed $100 million.

•	Second, the economic costs of Mr. Harrison’s and Mantle Ridge’s employment-related proposals (which CSX estimates, with the requested reimbursement and tax indemnity, to exceed $300 million), are extraordinary in scope and structured largely as an upfront payment and as equity grants that would be payable to Mr. Harrison upon his death or disability with only a portion of the equity grant including any performance metrics. The CSX Board believes such an employment arrangement for an incoming CEO is exceptionally unusual if not unprecedented.

The CSX Board is committed to being responsive to the interests of its shareholders and has closely observed the market reaction to Mr. Harrison’s possible employment. Accordingly, in light of the unusual circumstances surrounding Mantle Ridge’s approach the CSX Board has decided to seek guidance from shareholders on whether CSX should agree to Mr. Harrison’s and Mantle Ridge’s proposals. To accomplish this and to ensure that all shareholders are heard, the CSX Board has called a special meeting of shareholders. At the special meeting, and as will be described in further detail in

CSX’s proxy statement relating to the special meeting, each shareholder will be asked to vote on whether the shareholder approves of (a) the employment arrangements proposed by Mr. Harrison and Mantle Ridge (including the requested reimbursement) and (b) if Mr. Harrison is hired as CEO, the governance arrangements proposed by Mr. Harrison and Mantle Ridge. The CSX Board does not intend to recommend for or against either item of business.

The record date for the special meeting will be March 16, 2017, and the meeting will be held at a time and place to be announced. CSX’s shareholders are not required to take any action at this time.

The CSX Board is deferring scheduling the CSX annual meeting of shareholders, which the CSX Board anticipates will occur after the special meeting.

Goldman, Sachs & Co. and UBS Securities LLC are serving as financial advisors to CSX, and Davis Polk & Wardwell LLP and Hunton & Williams LLP are serving as legal advisors.

CSX CORPORATION

Board of Directors

500 Water Street

Jacksonville, Florida 32202

                                                             February 6, 2017

VIA E-MAIL

E. Hunter Harrison

c/o Mantle Ridge LP

900 Third Avenue, 11th Floor

New York, NY 10022

Dear Hunter,

The CSX Board of Directors appreciated meeting with you on February 1, 2017, and we would be pleased to appoint you as Chief Executive Officer of CSX.

In that regard, and hearing your thoughts about tenure, we would envision entering into an employment agreement providing for a two year term and compensation that fairly and fully reflects your notable experience and accomplishments. We are prepared to negotiate the form of your compensation as well, to satisfy our mutual interest in generating shareholder value and alignment. The employment agreement also would contain standard terms and conditions such as non-competition, non-solicitation and pre-hire review of your medical records by an independent physician designated by the Board.

We look forward to your prompt response to the Board’s proposal. I am available at your convenience to discuss.

Sincerely,

Ned /s/

Edward J. Kelly, III

CSX CORPORATION

Board of Directors

500 Water Street

Jacksonville, Florida 32202

February 6, 2017

VIA E-MAIL

Mr. Paul Hilal

Mantle Ridge LP

900 Third Avenue, 11th Floor

New York, NY 10022

Dear Paul,

The CSX Board of Directors appreciated meeting with Hunter Harrison and you on February 1, 2017. The Board felt that the five-hour meeting was productive and that it was helpful to hear Mr. Harrison’s and your thoughts for implementing precision scheduled railroading. Based on the discussions that we have had to date and our mutual interest in creating value for all shareholders of CSX, the following is the proposal of the CSX Board:

1.	Mr. Harrison would be appointed Chief Executive Officer of CSX and would be paid compensation that fairly and fully reflects Mr. Harrison’s notable experience and accomplishments.

2.	Five new Board members would join the CSX Board of Directors, for a total Board of 16 members following Michael Ward’s retirement from the Board effective as of the 2017 annual meeting. The new members would be Mr. Harrison, you and three other independent directors (to be mutually agreed). Following such appointments, the Board would organize committees and the Chair role. The new Board members will be fully considered for Board and committee leadership positions when the new Board convenes.

3.	Consistent with your request, Mantle Ridge would not be subject to a standstill arrangement.

4.	Four directors, (Messrs. Kelly, Ratcliffe, Shepard and Breaux) would retire from the Board over the course of the next three annual meeting cycles, commencing with the 2018 annual meeting, and the Board would be reduced in size as those retirements occurred.

5.	The Board is not prepared to accept your request to assume Mantle Ridge’s obligations to Mr. Harrison with respect to the $88 million payment, plus substantial tax indemnities, which you have told us Mantle Ridge agreed to provide Mr. Harrison. It is our view that payments of this scope would both be extraordinary for a U.S. company recruiting an

Mr. Paul Hilal

February 6, 2017

executive, and would represent periods of service to other companies and their shareholders of the time, including your firms. Moreover, the Board shares your concern regarding arrangements that benefit one specific shareholder at the expense of all other CSX shareholders and, accordingly, believes it would be inappropriate to undertake these obligations.  Rather, the Board views these matters as strictly between Mantle Ridge and Mr. Harrison.

If you are in agreement with our proposal, we believe that it can be documented quickly and efficiently—allowing all of us to work together to enhance shareholder value for all of CSX’s shareholders. We look forward to your prompt response to the Board’s proposal.

Sincerely,

Ned /s/

Edward J. Kelly, III

About CSX and Its Disclosures

CSX, based in Jacksonville, Florida, is a premier transportation company.  It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products.  For nearly 190 years, CSX has played a critical role in the nation's economic expansion and industrial development.  Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation's population resides.  It also links more than 240 short-line railroads and more than 70 ocean, river and lake ports with major population centers and farming towns alike.

This announcement, as well as additional financial information, is available on the company's website at http://investors.csx.com. CSX also uses social media channels to communicate information about the company. Although social media channels are not intended to be the primary method of disclosure for material information, it is possible that certain information CSX posts on social media could be deemed to be material. Therefore, we encourage investors, the media, and others interested in the company to review the information we post on Twitter (http://twitter.com/CSX) and on SlideShare (http://www.slideshare.net/HowTomorrowMoves).  The social media channels used by CSX may be updated from time to time.

More information about CSX Corporation and its subsidiaries is available at www.csx.com and on Facebook (http://www.facebook.com/OfficialCSX).

Forward-Looking Statements

This information and other statements by CSX may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and CSX undertakes no obligation to update or revise any forward-looking statement. If CSX updates any forward-looking statement, no inference should be drawn that CSX will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward- looking statements include, among others; (i) CSX’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting CSX; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

CSX Corporation (“CSX”) intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the special meeting of shareholders. CSX SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

CSX, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from CSX shareholders in connection with the matters to be considered at the special meeting, or any adjournment or postponement thereof. Information about CSX’s directors and executive officers, and their direct and indirect interests in CSX, is available in CSX’s proxy statement, filed March 28, 2016 for its 2016 Annual Meeting. To the extent holdings of CSX’s securities by such directors or executive officers have changed since the amounts included in the 2016 proxy statement, such changes have been or will be reflected on reports filed with the SEC in accordance with the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the special meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to any proxy statement and other documents filed by CSX with the

SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at CSX’s website at www.csx.com or by contacting CSX Investor Relations at (904) 359-4812.

Contact:

Investors:

David Baggs

CSX Investor Relations

(904) 359-4812

Media:

Tom Johnson / Michael Pascale

Abernathy MacGregor

(212) 371-5999

tbj@abmac.com / mmp@abmac.com

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